Exhibit 99.1

xG Technology, Inc. Implements Reverse Stock Split, Effective Friday, July 17, 2015

Sarasota, Florida—July 20, 2015—xG Technology, Inc. (“xG” or the “Company”) (Nasdaq: XGTI, XGTIW), a developer of patented wireless communications and spectrum sharing technologies, announced that its 1-for-10 reverse split (the “Reverse Stock Split”) of its common stock (the “Common Stock”) became effective at 5:00 p.m. Eastern Time on Friday, July 17, 2015, and the Common Stock will open for trading on July 20, 2015 on a post-split basis.

In connection with the Reverse Stock Split, the CUSIP number for the Common Stock has been changed to 98372A 507.

Information to Stockholders

Continental Stock Transfer & Trust Company is acting as exchange agent for the Reverse Stock Split and will send instructions to stockholders of record who hold stock certificates regarding the exchange of certificates for Common Stock. Stockholders who hold their shares of Common Stock in brokerage accounts or "street name" are not required to take any action to effect the exchange of their shares following the Reverse Stock Split. Continental Stock Transfer & Trust Company may be reached for questions at (212) 509-4000.

More information on the Reverse Stock Split can be found in xG’s Form 8-K, which will be filed with the Securities and Exchange Commission on July 20, 2015. Additional information on xG’s Reverse Stock Split will be available beginning on or about July 20, 2015 in “Frequently Asked Questions” on the Company's website at www.xgtechnology.com.

About xG Technology

xG Technology has created a broad portfolio of intellectual property that makes wireless networks more intelligent, accessible, affordable and reliable. The company has created xMax, a patented all-IP cognitive radio technology that enables robust mobile broadband communications for private, consumer and government networks. xMax can solve the crisis facing the wireless industry caused by data-hungry devices and applications that are straining network capacity. It eliminates the need to acquire scarce and expensive licensed spectrum, thus lowering the total cost of ownership for wireless broadband access. xG’s goal is to help wireless broadband networks deliver voice, video and data services to fixed and mobile users. The xMax cognitive radio system incorporates advanced optimizing technologies that include spectrum sharing, interference mitigation, multiple-input multiple-output (MIMO) and software defined radio (SDR). These and other technologies make xMax ideal for wide area, as well as rapid emergency communication deployment. xG offers solutions for numerous industries worldwide, including urban and rural wireless broadband, utilities, defense, emergency response and public safety.

Based in Sarasota, Florida, xG has 60 U.S. and over 130 international patents and pending patent applications. xG is a publicly traded company listed on the NASDAQ Capital Market where xG common stock is traded under the symbol XGTI and xG warrants are traded under the symbol XGTIW. For more information, please visit www.xgtechnology.com.

Cautionary Statement Regarding Forward Looking Statements

Statements contained herein that are not based upon current or historical fact are forward-looking in nature and constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements reflect the Company’s expectations about its future operating results, performance and opportunities that involve substantial risks and uncertainties.  These statements include but are not limited to statements regarding the intended terms of the offering, closing of the offering and use of any proceeds from the offering. When used herein, the words “anticipate,” “believe,” “estimate,” “upcoming,” “plan,” “target”, “intend” and “expect” and similar expressions, as they relate to xG Technology, Inc., its subsidiaries, or its management, are intended to identify such forward-looking statements. These forward-looking statements are based on information currently available to the Company and are subject to a number of risks, uncertainties, and other factors that could cause the Company’s actual results, performance, prospects, and opportunities to differ materially from those expressed in, or implied by, these forward-looking statements.

For More Information:

Media Relations
Daniel Carpini
xG Technology, Inc.
daniel.carpini@xgtechnology.com
(941) 953-9035

Investor and Analyst Relations
James Woodyatt
xG Technology, Inc.
james.woodyatt@xgtechnology.com
(954) 572-0395

Jody Burfening/Carolyn Capaccio
LHA
ccapaccio@lhai.com
(212) 838-3777